SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Health & Nutrition Systems International, Inc.

3750 Investment Lane, Suite #5

West Palm Beach, Florida  33404

2004 ANNUAL MEETING OF SHAREHOLDERS

April 27, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 annual meeting of shareholders of Health & Nutrition Systems International, Inc., which we will hold on Friday, May 21, 2004, at 9:00 a.m., local time, at The Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, FL 33408.

The matters to be presented at the meeting are described in the Notice of 2004 Annual Meeting of Shareholders and Proxy Statement which accompany this letter.

We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided so that your shares will be represented at the meeting.

We look forward to seeing you at the meeting.

Sincerely,

/s/Christopher Tisi

Christopher Tisi

President and Chief Executive Officer

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

3750 INVESTMENT LANE, SUITE #5

WEST PALM BEACH, FLORIDA  33404

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MAY 21, 2004

To the shareholders of Health & Nutrition Systems International, Inc.:

The annual meeting of shareholders of Health & Nutrition Systems International, Inc. (the “Company”) will be held on Friday, May 21, 2004, at 9:00 a.m., local time, at The Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, Florida 33408 for the following purposes:

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To elect three (3) directors to hold office until the annual meeting of shareholders in 2005 and until their respective successors are duly elected and qualified; and

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To transact such other business properly brought before the meeting or any adjournment or postponement of the meeting.

This notice, together with the accompanying proxy statement and enclosed proxy card, will be mailed to shareholders on or about April 27, 2004.

The board of directors has set the close of business on April 13, 2004 as the record date of the meeting. Shareholders of record at the close of business on April 13, 2004 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. Each share of common stock is entitled to one vote. The proxy card provided with the Proxy Statement indicates the number of shares of the Company’s common stock that you own and are entitled to vote.

A list of shareholders entitled to vote at the annual meeting will be available for inspection by our shareholders, for any purpose germane to the meeting, during ordinary business hours beginning ten days prior to the date of the annual meeting, at our executive offices at 3750 Investment Lane, Suite 5, West Palm Beach, FL 33404.

All shareholders are cordially invited to attend the annual meeting.

By Order of the Board of Directors,

/s/Mona Lalla

Mona Lalla, Assistant Secretary

West Palm Beach, Florida

April 27, 2004

Whether or not you expect to attend the annual meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed postage-paid envelope. If you are a holder of record, you may also cast your vote in person at the annual meeting. If your shares are held at a brokerage firm or bank, you must provide them with instructions on how to vote your shares.

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

________________________________________________________

2004 ANNUAL MEETING OF SHAREHOLDERS

MAY 21, 2004

________________________________________________________

PROXY STATEMENT

________________________________________________________

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, we are asking shareholders:

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To elect three directors to hold office until the annual meeting of shareholders in 2005 and until their respective successors are duly elected and qualified; and

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To transact such other business properly brought before the meeting or any adjournment or postponement of the meeting.

Who is entitled to notice of, and to vote at the annual meeting?

You are entitled to vote, in person or by proxy, at the annual meeting if you owned shares of our common stock as of the close of business (5:00 p.m. EST) on April 13, 2004, the record date of the annual meeting. On the record date, 3,832,813 shares of our common stock were issued and outstanding and held by 82 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the annual meeting.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

If a majority of the shares of our common stock outstanding on the record date is represented either in person or by proxy at the annual meeting, a quorum will be present at the annual meeting. Shares held by persons attending the annual meeting but not voting, and shares represented in person or by proxy and for which the holder has abstained from voting, will be counted as present at the annual meeting for purposes of determining the presence or absence of a quorum.

A broker who holds shares in nominee or “street name” for a customer who is the beneficial owner of those shares may be prohibited from giving a proxy to vote those shares on any proposal to be voted on at the annual meeting without specific instructions from such customer with respect to such proposal. Accordingly, if a broker receives voting instructions from a customer with respect to one or more, but not all, of the proposals to be voted on at the annual meeting, the shares beneficially owned by such customer will not constitute “votes cast” or shares “entitled to vote” with respect to any proposal for which the customer has not provided voting instructions to the broker. These so-called “broker non-votes” will be counted as present at the annual meeting for purposes of determining whether a quorum exists.

How do I vote?

If you complete and properly sign and date the accompanying proxy card, and return it to us in the enclosed return envelope as soon as possible, it will be voted as you direct. If you are a registered shareholder and you attend the meeting , you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

All shares of our common stock represented by properly executed proxies received before or at the annual meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy card will be voted “FOR” the nominees for directors. You are urged to mark the box on your proxy to indicate how to vote your shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. In such event, the later submitted vote will be recorded and the earlier vote revoked. The powers of the proxy holders will be suspended if you are a holder of record and attend the meeting in person and so request, although attendance at the meeting will not be itself revoke a previously granted proxy.

If your shares are held in “street name,” you should contact the institution that holds your shares to change your vote.

What are the board’s recommendations?

The board recommends a vote “FOR” each of the three director nominees. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote “FOR” each of the four director nominees.

We do not expect that any other matters will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies on the enclosed proxy card will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.

What vote is required to approve the proposal?

Election of Directors. The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting is required for the election of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Other Items. In the event other items are properly brought before the annual meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, at the meeting will be required for approval. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote approximately 1,274,367 shares of our common stock, which represented approximately 33.3% of our common stock outstanding on that date. We currently anticipate that all of these persons will vote their and their affiliates’ shares in favor of the election of all of the nominees to the board of directors.

Who pays for the preparation of the proxy and soliciting proxies?

We do. In addition to sending you these materials, our directors, officers, and employees may solicit proxies by telephone or other electronic means or in person. These persons will not receive additional compensation for soliciting proxies. We have retained Georgeson Shareholder to assist us in soliciting your proxy for a fee of approximately $3,000 plus reasonable out-of-pocket expenses. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by these persons, and we will reimburse them for reasonable out-of-pocket expenses.

What should I have received to enable me to vote?

In addition to this proxy statement, you should have received the accompanying notice of annual meeting, a proxy card, and our 2003 annual report to shareholders. The mailing date of these materials is on or about April 27, 2004.

How can I obtain additional copies?

For additional copies of this proxy statement or the enclosed proxy card you should contact either our corporate office at 3750 Investment Lane, Suite 5, West Palm Beach, FL 33404, Attn: Investor Relations, telephone (561) 863.-8446 or Georgeson Shareholder, 219 Murray Hill Parkway, East Rutherford, NJ 07073, telephone: (201) 896-5693.

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SECURITY OWNERSHIP OF BENEFICIAL OWNERS, DIRECTORS AND

EXECUTIVE OFFICERS

The table below sets forth information regarding the beneficial ownership of our common stock as of March 30, 2004, by the following individuals or groups:

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each person whom we know beneficially owns more than 5% of our common stock,

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each of our directors and nominees for director,

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our named officer, and

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all of our directors, director nominees and executive officers as a group.

Shares of Common Stock Beneficially Owned

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Shares Beneficially Owned (2)	Percent of Class (3)
Tony D’Amato 1526 Michigan Avenue, #1 Miami Beach, FL	255,000	6.7%
Christopher Tisi	668,788(4)	16.4%
Steven Pomerantz	401,829(4)	10.3%
Theodore Alflen	103,750(4)	2.7%
James A. Brown	100,000	2.6%
All directors, director nominees and executive officers as a group (4 persons)	1,274,367(5)	30.8%

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(1)

The address of each executive officer and director is c/o the Company, 3750 Investment Lane, #5, West Palm Beach, FL 33404.

(2)

Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all shares of common stock beneficially owned by them.

(3)

Based upon 3,832,813 outstanding shares as of March 30, 2004, and, with respect to each holder of options exercisable, or notes convertible, within 60 days of March 30, 2004, the shares issuable under such instruments.

(4)

Share ownership of the following persons includes shares subject to immediately exercisable options or options exercisable within 60 days of March 30, 2004, as follows: for Mr. Tisi – 252,000, for Mr. Pomerantz – 50,000 shares, and for Mr. Alflen – 3,750 shares.

(5)

Includes an aggregate of 305,750 shares subject to immediately exercisable options or options exercisable within 60 days of March 30, 2004 held by executive officers and directors as a group.

ELECTION OF DIRECTORS

Our board of directors is currently fixed at four members.  The term of each director expires at the annual meeting. The board of directors has nominated each of James A. Brown, Steven Pomerantz, and Theodore Alflen, all of whom are current directors, to stand for re-election at the annual meeting, each to hold office until the next annual meeting of shareholders and until his respective successor is duly elected and qualified. There has been a vacancy on the board since Christopher Tisi resigned in December 2003, which the board may seek to fill prior to our next annual meeting. We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board decides to reduce the number of directors.

The directors elected at the annual meeting will hold office until the 2005 annual meeting of shareholders and until their respective successors are duly elected and qualified.

The affirmative vote of a plurality of the votes cast, either in person or by proxy, at the annual meeting by the holders of shares of our common stock entitled to vote at the annual meeting is required for the election of these nominees.  Proxies that are marked “Withhold Authority” and broker non-votes, if any, will not affect the outcome of the election of directors.

Our board of directors recommends shareholders vote “FOR” the election of the three nominees as directors.

Nominees for Election as Directors. The following table sets forth the nominees to be elected at the annual meeting, the year such nominee was first elected as a director, their ages as of April 30, 2004, and the positions currently held by each nominee with us:

Name and Year First Elected	Age	Position

James A. Brown (2003)(1)(4)	51	Chairman of the Board

Steven Pomerantz (1994)(3)(4)	48	Director

Theodore Alflen (2000)(1)(2)(4)	57	Director

——————

(1)

Member of the audit committee.

(2)

Member of the compensation committee.

(3)

Member of the stock option committee

(4)

Member of the special committee

The business experience of each nominee for director is set forth below as of March 30, 2004:

James A. Brown has been the Chairman of the Board since May, 2003 and Chairman of the Audit Committee since August, 2003. Mr. Brown has been the Chief Operating Officer of Private Investor Reserves Corp., a financial services firm, since May 2000. From December 1998 to April, 2000, Mr. Brown was the co-founder and Chief Executive Officer of A.S. Partners.com, Inc., an internet application service provider. From 1997 to 1998, Mr. Brown worked as an asset manager in a private investment fund.

Steven Pomerantz has been a director since 1994. He has been the President of TDR Safety Products, a touch free, self-serve car wash, since 2002. From November 2000 to December 2001, Mr. Pomerantz was the Chairman of our Board and Treasurer, and he was our Chief Executive Officer from March 1998 until December 2001. He was our President from March 1998 until November 2000. From 1995 to March 1998, Mr. Pomerantz was our Vice President of Finance and Chief Operating Officer.

Theodore Alflen has been a director since October 2000. In March 1991, Mr. Alflen founded TCCD International Inc. and served as President from 1991 to present. TCCD manufactures and markets crystal deodorants. TCCD recently acquired Real Natural Products and the Moistic brand of all natural lip balms. Mr. Alflen has been in sales and marketing for over 29 years

Executive Officers

The following table presents information with respect to our executive officer, as of March 30, 2004.

Name	Age	Position

Christopher Tisi	34	Chief Executive Officer, President, Secretary

Christopher Tisi has been our Chief Executive Officer since December 2001. Mr. Tisi served as our Interim Chairman of the Board from December 2001 until May 2003. Mr. Tisi has been our President and Secretary since November 2000, and was our Chief Operating Officer from December 1999 until November 2000. From March 1998 until December 1999, Mr. Tisi was our Vice President of Sales and Marketing. From 1994 to March 1998, Mr. Tisi was our Vice President of Training.

CORPORATE GOVERNANCE

The board of directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. For purposes of determining the independence of each member of our board of directors and the committees of the board of directors, we have used the definition of independence contained in Nasdaq Marketplace Rule 4200(a)(15). Under applicable SEC rules and regulations, we are permitted to use this definition of independence even though our shares of common stock are not listed on Nasdaq or a national securities exchange.

Board of Directors Independence

Our board of directors reviews the relationships that each director has with us and other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) and who the board of directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The board of directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with us; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies on which our board members are directors or executive officers. After evaluating these factors, the board of directors has determined that Mr. James A. Brown of the three members is “independent” as defined by Nasdaq Marketplace Rule 4200(a)(15), all applicable rules and regulations of the SEC, and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended.

Nominations of Candidates for Director

We do not currently have a nominating committee or a committee performing similar functions. The full Board of Directors in consultation with the our Chief Executive Officer, acts as a nominating committee for the selection of nominees for director and each director participates in the nomination process. In conjunction with a regular scheduled board meeting, the board accepted nominations for directors and discussed the qualifications of each nominee.  The Board also considers candidates recommended by shareholders for election as directors. Such recommendations should be sent to the Board of Directors in care of the Corporate Secretary at the Company’s headquarters, and should include information as to the candidate’s name, biographical data and qualifications. In order for nominees recommended by the shareholders to be considered at the annual meeting, nominations must be received by us no later than 120 days prior to the date of the annual meeting. The Board believes that all nominees for director, including shareholder nominees, must have demonstrated leadership capabilities, possess substantial business or other professional experience in the primary or similar market area served by the us, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, and be willing and able to commit the necessary time for Board and committee service.

Shareholder Communications

Our board of directors believes that it is important for our shareholders to have a process to send communications to the board. Accordingly, shareholders desiring to send communications to the board of directors, or to a specific director, may do so by delivering a letter to the Secretary of Health & Nutrition Systems International, Inc. at 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "shareholder-board communication" or "shareholder-director communication." All such letters must identify the author as the shareholder and clearly state whether the intended recipients of the letter are all members of our board of directors or certain specified individual directors. The Secretary will open such communications and make copies, and then circulate them to the appropriate director or directors.

Policy Concerning Director Attendance at Annual Shareholders' Meetings

While we encourage all members of our board of directors to attend our annual shareholders' meetings, there is no formal policy as to their attendance at annual shareholders' meetings. All of the members of our board of directors attended the 2002 annual shareholders' meeting.

Code of Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, senior financial officers, and persons performing similar functions. We will provide to any person, without charge, a copy of these codes of ethics on the written request of any such person addressed to the Secretary at Health & Nutrition Systems International, Inc., 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404.

Meetings of the Board of Directors

During the year 2003, the board of directors held eight (8) meetings and each of the directors attended at least 75 percent of the aggregate number of meetings of the board of directors and committees (if any) on which he served.

Committees of the Board of Directors

During the year 2003, the board of directors had designated four committees: the audit committee, the compensation committee, the stock option committee, and the special committee. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during the 2003 fiscal year is described below.

Audit Committee – Meetings (3)

Function	Members
• Recommends independent auditors	Steven Pomerantz (1)
• Reviews internal financial information	James A. Brown (Chair) (2)
• Reviews report of audit and management letter	Theodore Alfen (3)
• Participates in the determination of the adequacy of the internal accounting control
• Reviews the results of audits with the independent auditors
• Oversees quarterly and yearly reporting
• Responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests

——————

(1)

On August 13, 2003, Steven Pomerantz resigned as a member of the audit committee.

(2)

On August 13, 2003, James A. Brown was appointed to serve as Chair of the audit committee

(3)

On November 14, 2002, Theodore Alflen was appointed to serve as a member of the audit committee.

Mr. Alflen joined as a member of the audit committee on November 14, 2002, and on August 13, 2003, Mr. Brown joined the audit committee. Messrs. Brown and Alflen submitted the audit report indicated below. Mr. Brown is considered “independent” within the meaning of the Nasdaq Marketplace Rule 4200(15).

In 2003, the audit committee adopted a formal policy concerning the approval of audit and non-audit services to be provided to us by our independent auditors, Daszkal Bolton LLP. The policy requires that all services to be provided by Daszkal Bolton, including audit services and permitted audit-related and non-audit services, must be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by Daszkal Bolton during 2003.

The Board of Directors has not adopted a charter for the Audit Committee.

Compensation Committee – Meetings (None)

Function	Members
• Review and approve compensation and benefits plans	Theodore Alflen
• Establish and approve compensation of officers

The Board of Directors has not adopted a charter for the Compensation Committee.

Stock Option Committee – Meetings (None)

Function	Members
• Administers stock option plans	Steven Pomerantz

The Board of Directors granted 50,000 shares of common stock to Mr. Tisi pursuant to his employment agreement of January 1, 2002 under our 1998 Stock Option Plan. Such options were granted at the then current market value of the shares. Mr. Pomerantz participated in the relevant meeting in his capacity as the sole member of the Stock Option Committee.

Special Committee – Meetings (4)

Function	Members
• Engage financial advisor in connection with obtaining fairness opinion concerning the contemplated asset purchase by TeeZee, Inc.	James A. Brown (Chairman) Steve Pomerantz Theodore Alflen
• Assess and negotiate definitive agreement with TeeZee, Inc.
• Review and approve transaction and finalize a definitive asset purchase agreement with TeeZee, Inc.

Upon the resignation of Mr. Tisi from the Board of Directors in December 2003, the special committee ceased to meet and the members began meeting as the full Board of Directors

Compensation of Directors

During 2003, we paid to each of our non-employee directors meeting fees of $500 for attendance at each board meeting. Pursuant to the terms of the Stock Option Plan, a grant of a stock option for the purchase of common shares may be made to each non-employee director. Those options are granted at an exercise price equal to the fair market value of our common stock on the date of grant, and become 25% vested on each anniversary date of grant or, if earlier, upon a change of control as defined in the plan and expire ten years from the date of grant or earlier in the event service as a director ceases. We did not grant stock options t our non-employee directors in the last fiscal year.

In July 2003, the board of directors granted Mr. Brown 100,000 shares of our common stock and approved compensation of $3,000 per month effective as of August 1, 2003, for serving as chairman of the board and dedicating sixty (60) hours per month to us. The board of directors also granted Mr. Alflen 100,000 shares of our common stock for serving as a director.

In 2003, we granted 50,000 shares of common stock to Mr. Tisi pursuant to his employment agreement of January 1, 2002 under our 1998 Stock Option Plan. Such options were granted at the then current market value of the shares. The options granted vested immediately on the date of grant.

Report of the Audit Committee

The following paragraphs constitute information required pursuant to paragraph (d)(3) of Item 7 of the Exchange Act Rules. In accordance with these rules, the information provided in this Proxy Statement shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act. This information shall also not be deemed to be incorporated by reference into any filings by us with the SEC, notwithstanding the incorporation of this Proxy Statement into any filings.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling our oversight responsibilities as the audit committee, we have reviewed and discussed the audited financial statements in the annual report with the other members of management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee held three (3) meetings during fiscal year 2003.

Acting as a Committee, we reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee by SAS 61. In addition, we have discussed with the independent auditors the auditors’ independence from management and the Company, and have received the written disclosures and the letter from the independent auditors required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and have considered the compatibility of non audit services with the auditors’ independence.

We discussed with our independent auditors the overall scope and plans for their audit. We met with the independent auditors to discuss the results of their examination, their evaluation of the our internal controls, and the overall quality of the our financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the board of directors (and the board has approved) that the audited financial statements be included in our annual report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the board have also recommended that we retain Daszkal Bolton as the independent auditors for the year ending December 31, 2004.

AUDIT COMMITTEE

James A. Brown (Chairman)

Theodore Alflen

EXECUTIVE COMPENSATION

The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended December 31, 2003, 2002, and 2001 received by each of our chief executive officers (our chief executive officer for 2003 is hereinafter referred to as the “named officer”). No other executive officers were paid salary and bonus compensation by us which exceeded $100,000 during 2003.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options(#)(3)	All Other Compensation ($)
Christopher Tisi	2003	147,000	251,857	—	50,000	—
President, Chief	2002	164,983	7,249	—	50,000	—
Executive Officer	2001	100,703	7,524	—	—	—
and Secretary (4)

Steve Pomerantz	2003	—	—	—	—	—
Director(4)	2002	62,182	—	—	—	50,000(5)
	2001	114,321	3,762	—	—	—

———————

(1)

Payment of $23,443 of Steve Pomertanz’ 2001 salary and $32,578 of Christopher Tisi’s 2001 salary was deferred in 2001 and was paid during 2002 in twelve equal monthly installments.

(2)

The named officer did not receive any other annual compensation not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named officer.

(3)

In 2003 and 2002, Mr. Tisi was granted options under our 1998 Stock Option Plan for the purchase of an aggregate of 100,0000 shares of common stock. Such options were granted at the then current market value of the shares. The options granted vested immediately on the date of grant.

(4)

Mr. Pomerantz resigned as Chief Executive Officer, Treasurer and Chairman of the Board on December 14, 2001, and Mr. Tisi assumed the position of Chief Executive Officer, Secretary and Interim Chairman of the Board on December 14, 2001. He resigned as Chairman of the Board on May 21, 2003 and has served as President since October 1, 2000.

(5)

Paid to Mr. Pomerantz as severance pursuant to the terms of his Severance Agreement effective as of January 1, 2002.

The named officer did not receive any other annual compensation during the three-year period not categorized as salary or bonus except for perquisites and other personal benefits which in the aggregate in any year did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such named officer.

Stock Option Grants

The following table contains information concerning the grant of stock options under our 1998 Stock Option Plan to our named officer during 2003.

Option Grants in 2003

Individual Grants

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date (2)
Christopher Tisi President, Chief Executive Officer, Secretary and Interim Chairman of the Board	50,000	100%	$.12	02/11/07

———————

(1)

All options granted in 2003 are non-qualified stock options and are not intended to qualify as an incentive stock option (“ISOs”) under §422 of the Internal Revenue Code of 1986, as amended. The options are exercisable as of the date of grant. The options were granted at fair market value on the date of the grant.

(2)

The term of the option is four (4) years from the date of grant unless terminated earlier due to termination of employment, disability or death.

We do not currently have (and have not previously had) any plan pursuant to which any stock appreciation rights (“SARs”) may be granted.

Stock Option Exercises and Holdings

The following table sets forth information relating to options exercised during 2003 by the named officer and the number and value of options held on December 31, 2003 by him.

Aggregate Option Exercises in Fiscal Year Ended December 31, 2003

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Dec. 31, 2003 (#)		Value of Unexercised In-the- Money Options at Dec. 31, 2003 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher Tisi (2) Secretary and President	—	—	202,000

———————

(1)

Total value of unexercised options is based upon the difference between the last sales price of our common stock on the Nasdaq National Market System on December 31, 2003, which was $0.13. per share, and the exercise price of the options, multiplied by the number of option shares.

(2)

Options granted under our 1998 Stock Option Plan.

No options to purchase common stock were exercised by our named officer during the year ended December 31, 2003.

Employment Agreements and Change-in Control Arrangements

On April 8, 2004, we entered into a new two-year employment agreement with Mr. Tisi, our Chief Executive Officer and President, effective as of January 1, 2004. The agreement

•

increases his base salary from $147,000 to $164,000;

•

provides for a quarterly bonus of the sum of 5% of the increase in net revenues compared to the same quarter in the prior year and 10% of the net income. One third of the bonus is payable at the conclusion of the applicable quarter; one third is payable on the conclusion of the following quarter based on cumulative results for the year through the end of such quarter compared to the prior year’s year to date results, and one third payable at year end based on a comparison to the prior years results;

•

provides for the payment of the unpaid portion of his 2003 bonus ($173,681) and the incremental increase in his annual salary in 12 equal monthly installments beginning April 1, 2004;

•

provides for an annual grant of options to purchase 50,000 shares of our common stock under the 1998 Stock Option Plan;

•

provides for the payment of $275,000 in severance upon a change in control of the Company if we terminate the agreement other than for cause, unless we enter into an agreement regarding his continued employment; and

•

provides he will not compete with us for a one year period after the termination of the contract (other than termination without cause) in the wholesale distribution or sale in the United States to retailers or intermediaries of products which directly or otherwise significantly compete with products sold or distributed by us.

Benefit Plans

Stock Option Plan. We maintain the 1998 Stock Option Plan for Non-Employee Directors whereby eligible officers, directors and employees can be granted options for the future purchase of our common stock at the market price on the date of grant. The options, if not exercised within a ten-year period, expire. In the case of a 10% holder, options granted under the plan will expire if not exercised within a five-year period. At December 31, 2003, 556,500 shares were reserved for issuance under outstanding options under the plan and 693,500 unissued options were available under the plan. Generally, employee options have a ten-year life and vest over a 4-year period from the date of grant. Director options have a five-year life and vest immediately from the date of grant.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	556,500	$.43	693,500
Equity compensation plans not approved by security holders	—	—	—
Total	556,500	$.43	693,500

Compensation Committee Interlocks and Insider Participation

All of our executive officers and directors own shares of our common stock and /or options to purchase shares of our common stock.

No member of the compensation committee was at any time during the past fiscal year an officer or employee of us, was formerly an officer of us or any of our subsidiaries, or had any employment relationship with us.

During the last fiscal year, none of our executive officers served as:

•

a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee;

•

a director of another entity one of whose executive officers served on our compensation committee; and

•

a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of us.

Certain Transactions

Effective January 1, 2002, we entered into a new employment agreement with Chris Tisi, our chief executive officer and president. The agreement provides for a base salary of $140,000 ($18,750 of which was used to pay certain amounts owing to third parties in connection with the settlement of litigation) as well as bonuses which are contingent upon increases in revenue over prior periods and net income results. The agreement provides that bonuses will be determined quarterly with 33% of such bonuses to be paid quarterly and the balance to be paid at year-end depending on the maintenance of previously achieved performance levels. The agreement also provides for an annual grant of 50,000 stock options under our 1998 Stock Option Plan. An amendment to the agreement provided that $32,578 of Mr. Tisi’s salary for 2001 which was not paid to him during 2001 would be paid in 2002 in twelve equal monthly installments. Mr. Tisi’s employment agreement expired on January 1, 2004.

On April 8, 2004, Mr. Tisi entered into a new two-year employment contract effective as of January 1, 2004. The contract

•

increases his base salary from $147,000 to $164,000;

•

provides for a quarterly bonus of the sum of 5% of the increase in net revenues compared to the same quarter in the prior year and 10% of the net income. One third of the bonus is payable at the conclusion of the applicable quarter; one third is payable on the conclusion of the following quarter based on cumulative results for the year through the end of such quarter compared to the prior year’s year to date results, and one third is payable at year-end based on a comparison to the prior years results;

•

provides for the payment of the unpaid portion of his 2003 bonus ($173,681) and the incremental increase in his annual salary in 12 equal monthly installments beginning April 1, 2004;

•

provides for an annual grant of options to purchase 50,000 shares of our common stock under the 1998 Stock Option Plan;

•

provides for the payment of $275,000 in severance upon a change in control of the Company if we terminate the agreement other than for cause, unless we enter into an agreement regarding his continued employment; and

•

provides that he will not compete with us for a one year period after the termination of the contract (other than termination without cause) in the wholesale distribution or sale in the United States to retailers or intermediaries of products which directly or otherwise significantly compete with products sold or distributed by us.

In July 2003, the board of directors granted Mr. Brown 100,000 shares of our common stock and approved compensation of $3,000 per month effective as of August 1, 2003, for serving as chairman of the board and dedicating sixty (60) hours per month to us. The board of directors also granted Mr. Alflen 100,000 shares of our common stock for serving as a director.

As of February 2004, the Board expanded the role of our Chairman, James Brown. Mr. Brown, who has to-date focused primarily on opportunities that might strategically enhance shareholder value, will have more day-to-day interaction in areas such as financial management and strategic direction. For these services, Mr. Brown’s compensation was increased in February 2004 from $3,000 per month to $8,000 per month through July 31, 2004.

On November 26, 2003, we entered into an agreement with TeeZee, Inc., a company wholly owned by Mr. Tisi, our chief executive officer and president, to sell TeeZee, Inc. substantially all of our assets, subject to approval by our shareholders, for $411,000 in cash and notes and the assumption of substantially all of our liabilities. Prior to entering into the definitive agreement, the Board of Directors considered strategic alternatives with particular attention to the risks associated with our diet-related nutraceuticals business and the increasingly challenging regulatory, legal and insurance environment for the nutraceuticals industry, and weighed them against the offer from TeeZee, Inc. and determined that, at that time, the proposed sale was in the best interests of our shareholders. The Board also hired an investment advisory firm, Capitalink, to render an opinion as to the fairness of the transaction, from a financial point of view. Mr. Tisi subsequently informed us that based upon the expiration of his employment agreement on December 31, 2003, if the sale was not approved by our shareholders, he would terminate his employment with us. In February 2004, we restated our earnings for the third quarter of 2003, which lowered our reported earnings for the period. At that time, Mr. Tisi also told the Board he was willing to continue to serve as our chief executive officer – subject to the execution of a definitive agreement – even if the Board decided not to accept his offer. Capitalink thereafter rescinded its fairness opinion which was based in part on the third quarter results. As a result, on February 23, 2003, we terminated the agreement with Tee Zee, Inc. Tee Zee, Inc. has left open its offer to purchase substantially all of our assets. The Board of Directors continued to review TeeZee’s offer in light of developments subsequent to the termination of the agreement. On April 22, 2004, the Board rejected the offer. The Board primarily based its decision as not in the current best interest of the shareholders, the current market value of the Company’s shares, current operations, and Mr. Tisi’s recent agreement to stay with the company through December 31, 2005. In addition, the Board chose to afford itself more time to consider strategic alternatives. The Board intends to continue to consider strategic alternatives to increase shareholder value, which alternatives may include the sale of our current business, a merger or other combination with another enterprise, or both.

We were involved in litigation with J.C. Herbert Bryant, III, a former officer, director and one of our shareholders, and KMS-Thin Tab 100, Inc., a company he controls, which was settled in September 2002. The settlement agreement generally provided for Bryant and KMS to transfer the registration and ownership of the domain names Thintab.com, Thintab.CC, and Carbcutter.cc to HNS, and to take other action to eliminate confusion over the ownership of the Thin Tab® name. Additionally, each of the adverse parties generally released the others. As part of the settlement, HNS entered into a distribution agreement with Bryant, beginning on September 26, 2002 and ending on September 25, 2007, permitting Bryant to purchase certain of its products from HNS and to exclusively distribute those products in

Florida from Orlando south. HNS also transferred its rights to the Carbolizer™ product to KMS. Carbolizer™ contained ephedra and in our judgment would have required a considerable investment of corporate attention and money to remanufacture, repackage, and promote, to significantly increase its revenue share. The value of Carbolizer™ in facilitating settlement of the law suit, and recovering control over more valued HNS trademarks, was deemed of greater benefit to us than trying to reposition the products ourselves.

In October 2003, HNS terminated the distribution agreement with KMS based on KMS breach of material terms of the Agreement. HNS filed suit against KMS-Thin Tab 100, Inc. on December 1, 2003 for breach of contract, trademark infringement and for a declaration of rights that the Distribution Agreement is terminated and of no further force and effect. KMS has answered the complaint and filed its own counterclaim for fraud in the inducement, trademark infringement, dilution and fraudulent misrepresentation. Currently pending are HNS’s motion to dismiss counterclaim, motion to compel and for discovery sanctions and motion for sanctions against KMS.

On March 15, 2002, we terminated our factoring agreement with Alliance Financial Capital, Inc. and entered into a factoring agreement with LSQ Funding Group, L.C. (LSQ). The agreement provided that LSQ would purchase certain receivables and advance 85% of the face amount of such receivables. The term of this agreement was for one year. The maximum amount of receivables we could factor under the agreement was $750,000. In connection with the factoring agreement, we granted LSQ a blanket lien on our assets and the president/chief executive officer was required to deliver a personal guarantee. The LSQ contract expired in March 2003 and we did not renew it.

Because Mr. Pomerantz has in the past personally guaranteed certain of our obligations to third parties, the severance agreement provided that on the earlier to occur of (i) a Change in Control, or (ii) December 31, 2002, we would provide substitute collateral for the guaranteed obligations in exchange for a release from Mr. Pomerantz from any and all personal liability on the guaranteed obligations. The guarantee obligations were all satisfied prior to December 31, 2002.

Legal Proceedings

We were involved in litigation with J.C. Herbert Bryant, III, a former officer, director and one of our shareholders, and KMS-Thin Tab 100, Inc., a company he controls, which was settled in September 2002. The settlement agreement generally provided for Bryant and KMS to transfer the registration and ownership of the domain names Thintab.com, Thintab.CC, and Carbcutter.cc to HNS, and to take other action to eliminate confusion over the ownership of the Thin Tab® name. Additionally, each of the adverse parties generally released the others. As part of the settlement, HNS entered into a distribution agreement with Bryant, beginning on September 26, 2002 and ending on September 25, 2007, permitting Bryant to purchase certain of its products from us and to exclusively distribute those products in Florida from Orlando south. We also transferred our rights to the Carbolizer™ product to KMS. Carbolizer™ contained ephedra and in our judgment would have required a considerable investment of corporate attention and money to remanufacture, repackage, and promote, to significantly increase its revenue share. The value of Carbolizer™ in facilitating settlement of the law suit, and recovering control over more valued HNS trademarks, was deemed of greater benefit to us than trying to reposition the products ourselves.

In October 2003, we terminated the distribution agreement with KMS based on KMS breach of material terms of the Agreement. We filed suit against KMS-Thin Tab 100, Inc. on December 1, 2003 for breach of contract, trademark infringement and for a declaration of rights that the Distribution Agreement is terminated and of no further force and effect. KMS has answered the complaint and filed its own counterclaim for fraud in the inducement, trademark infringement, dilution and fraudulent misrepresentation. Currently pending are our motion to dismiss counterclaim, motion to compel and for discovery sanctions and motion for sanctions against KMS.

Twenty-two (22) cases have been filed alleging that our Acutrim® products contain Phenylpropanolamine (“PPA”) and that those products have caused damage to the plaintiffs. Many of these cases have been consolidated in class action suits pending in the U.S. District Court for the Western District of Washington in Seattle, the Philadelphia County Court of Common Pleas or the Louisiana State Court. None of our Acutrim® products have ever contained, or currently contains, PPA. Based on that defense, to date, all but two cases have been voluntarily dismissed after delivery to plaintiff's counsel information substantiating the fact that our products do not presently contain, and have not contained, PPA, or involuntarily dismissed by court order. Of the remaining two cases, one is subject of a stipulation for dismissal and is awaiting the Judge’s final order of dismissal. The other case, being litigated pro se, remains pending, subject to our filed motion for summary judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Daszkal Bolton LLP (“DB”) has served as our independent auditors since July 12, 2000, and audited our financial statements for the year ended December 31, 2003. DB has been engaged by our audit committee to audit our financial statements for the year ended December 31, 2003 and has been reappointed to serve as our independent auditors for 2004. We had no disagreements with DB on accounting and financial disclosures. DB’s work on our audit for 2003 was performed by full time, permanent employees and partners of DB.

Representatives of DB are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

The Securities and Exchange Commission’s final Rule on Auditor Independence requires us to make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

FEES PAID TO OUR INDEPENDENT AUDITORS

Audit Fees

Aggregate fees billed for DB’s audit of our annual financial statements for the year ended December 31, 2003 and December 31, 2002, respectively, and for its reviews of the financial statements included in our forms 10-QSB for the fiscal year ended December 31, 2003, and December 31, 2002, respectively, totaled $$37,000 and $37,295.

Audit-related fees

For the fiscal years 2003 and 2002, DB did not provide any services that are reasonably related to the performance of the audit or review of our financial statements included in our financial statements included in our quarterly filings on Form 10-QSB for the respective periods.

Tax fees

For the calendar year 2003 and 2002, we paid DB fees of approximately $5,000 and $5,000, respectively, billed for tax compliance, tax advice and tax planning.

All Other Fees

Aggregate fees billed for all other services rendered by DB for the fiscal year ended December 31, 2003 and December 31, 2002 totaled $5,437 and $936, respectively.

The Audit Committee has determined that all services rendered under “All Other Fees” have had no impact on our auditor’s independence.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and persons who own more than 10 percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish us with all Section 16 reports they file.

To our knowledge, based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us and representations that no other reports were required, we believe that all Section 16 filing requirements applicable to our officers, directors and 10 percent beneficial owners were complied with during the year ended December 31, 2003, except that Mr. Alflen failed to report in a timely manner a sale transaction in our securities. This individual has since reported such transaction on a Form 4.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-KSB for the year ended December 31, 2003 , as filed with the Securities and Exchange Commission are available to shareholders without charge upon written request to the Secretary of Health & Nutrition Systems International, Inc. at 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404.

Shareholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in our proxy statement for our 2005 annual meeting of shareholders. To be eligible for inclusion in our 2005 proxy statement, any such proposals must be delivered in writing to our Corporate Secretary at 3750 Investment Lane, Suite 5, West Palm Beach, Florida 33404 no later than January 15, 2005, and must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement. Notice of a shareholder’s proposal submitted for consideration at the annual meeting of shareholders, which is not submitted for inclusion in our proxy statement, will be considered untimely on April 15, 2005, and the persons named in the proxies solicited for the 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal.

Other Matters

As of the date of this proxy statement, our board of directors does not know of any other matters that will be presented for consideration at the annual meeting other than as described in this proxy statement. If, however, any other matters are properly brought before the annual meeting, it is intended that the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

/s/James A. Brown

James A. Brown

Chairman of the Board

FORM OF PROXY

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

PROXY FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

OF HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

MAY 21, 2004

The undersigned, a holder of common stock of HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC., a Florida corporation, hereby revoking any proxy heretofore given, does hereby appoint James A. Brown and Steve Pomerantz, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of our common stock that the undersigned is entitled to vote at our 2004 Annual Meeting of Shareholders, to be held on May 21, 2004 at 9:00 a.m., local time, at the Waterford Hotel & Conference Center, 11360 US Highway One, North Palm Beach, FL 33408, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS

(Please sign and date on reverse side)

—————————————————————————

Annual Meeting of Shareholders

HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.

May 21, 2004

Please Detach and Mail in the Envelope Provided

—————————————————————————

A ☒| Please mark your vote as in this example.

1.

ELECTION OF DIRECTORS.

VOTE FOR EACH OF THE NOMINEES LISTED AT RIGHT	WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES FOR ELECTION AS DIRECTORS
☐	☐	James A. Brown
Steven A. Pomerantz
Theodore Alflen

INSTRUCTIONS:

To withhold authority to vote for any individual nominee, write that Nominee’s name on the line provided below:

—————————————————————————————————————————

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement as well as the annual report on Form 10-KSB for the fiscal year ended December 31, 2003 of Health & Nutrition Systems International, Inc.

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature _________________________________________  Dated: _____________, 2004.

Signature _________________________________________  Dated: _____________, 2004.

IF SHARES HELD JOINTLY

NOTE:

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.